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                                                                   EXHIBIT 10.21

                                   AGREEMENT

        This Separation Agreement and Release of Claims ("Agreement") is entered into by Thomas T. Ladt ("Employee"), and Ventas, Inc. ("Ventas") on its own behalf and on behalf of all of its affiliates, directors, officers, supervisors, employees, agents, successors, assigns, representatives, subsidiaries or related companies, past and present (collectively, the "Company").

        WHEREAS, Employee and Company hereby desire to settle all disputes and issues related to the resignation of Employee from his services to the Company.

        NOW, THEREFORE, in consideration of the premises and the terms and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

        1. Resignation. Employee hereby resigns from the Ventas Board of
           -----------
Directors and all capacities and positions with the Company effective March 5, 1999 ("Date of Termination"), and Ventas and the Company hereby accept such resignation effective as of such date.

        2. Obligations of the Company. Following the execution of this Agreement, the Company shall pay Employee his base salary through March 31, 1999 and any amounts owed to Employee pursuant to the Company's standard reimbursement procedures. In addition, subject to the terms and conditions of this Agreement (including Section 13), Employee shall be entitled to the following additional payments and benefits:

           (a) $62,812.50 representing the prorated portion of the Employee's target bonus for 1999.

           (b) 37,500 shares of Ventas common stock representing two (2) years of additional vesting of restricted stock awards to the Employee.

           (c) $670,000 representing an amount equal to tow (2) times the Employee's base salary for 1999.

           (d) $502,500 representing an amount equal to two (2) times the Employee's target bonus for 1999.

           (e) For a period of twenty four (24) months following the Date of Termination, the Company shall provide health insurance benefits to Employee



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equivalent to the coverage provided by the Company for Employee on the Date of
Termination.

            (f) For a period of 24 months following the Date of Termination, the Company shall maintain in force, at its expense, the Employee's life insurance equivalent to the coverage paid for by the Company and applicable to the employee on the Date of Termination.

            (g) For a period of twenty four (24) months following the Date of Termination, the Company shall continue to provide the Company's standard short-term and long-term disability insurance benefits to Employee equivalent to the standard coverage applicable to Employee and the premium for which is paid by the Company on the Date of Termination and based on his base salary on the such date. Should Employee become disabled during such period, Employee shall be entitled to receive such benefits, and for such duration, and subject to such caps as the applicable standard plan provides.

            (h) The Company shall take such action as is required to cause the promissory note, dated June 15, 1998 in an original principal amount of $140,400 (the "Tax Loan") entered into in connection with the loan made to Employee to cover certain taxes owned by Employee, to be amended to provide that the Tax Loan and any payments scheduled to be made in respect thereof shall not be due and payable prior to the fifth anniversary of the Date of Termination.

            (p) The Company shall provide Employee with assistance in complying with his reporting obligations under Section 16 of the Securities Act of 1934, as amended for a period of six months following the Date of Termination.

            (q) All commitments made to Employee under paragraphs (a)-(d) above shall be paid or issued upon the later of 14 days from the Date of Termination or the expiration of the seven day period referenced in Section 16.

        3. Employee Acknowledgment and Release. In consideration for the above payments and benefits, Employee hereby settles, waives, releases and discharges any and all claims or actions arising from Employee's employment, his Employment Agreement dated as of July 31, 1998, his Change in Control Severance Agreement, the terms and conditions of Employee's employment, and Employee's termination of employment with the Company, including claims of breach of contract, employment discrimination, wrongful termination, unemployment compensation or any claim arising under law or equity, express or implied contract, tort, public policy, common law or any federal, state or local statute, ordinance, regulation or constitutional provision.


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           (a) The claims settled, waived, released and discharged by Employee under this Section 3 include, but are not limited to, claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; The Older Workers Benefit Protection Act ("OWBPA"); the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; the American with Disabilities Act ("ADA"); the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974, as amended; the National Labor Relations Act; the Labor Management Relations Act; the Equal Pay Act of 1963; the Pregnancy Discrimination Act of 1978; the Rehabilitation Act of 1973; workers' compensation laws; Kentucky Wage and Hours Laws, claims before the Kentucky Commission for Human Rights and Kentucky Revised Statutes sections 341 et seq.

           (b) Employee recognizes that by signing this Agreement, he may be giving up some claim, demand or cause of action which he now has, but which is unknown to him. Employee also acknowledges that he is giving up any right to seek future employment with the Company, that the Company has no obligation to rehire him at any future date, and agrees that he will not apply for work with the Company.

           (c) Employee agrees not to file any lawsuits against the Company that relate in any manner to the Employee's employment or the resignation or termination of Employee's employment with the Company.

           (d) employee acknowledges that the Company does not admit that it engaged in any discrimination, wrong doing or violation of law on the Company's part concerning Employee. Employee and the Company agree that by entering into this Agreement no discrimination, wrong doing, or violation of law has been acknowledged by the Company or assumed by Employee. Employee and the Company further acknowledge that this Agreement is not an admission of liability.

        4. Confidentiality. Employee and the Company agree to keep the contents
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and terms of this Agreement confidential and not to voluntarily disclose the terms or amount of settlement to third parties. The only exception is that Employee may reveal the terms of this Agreement to his spouse, attorney, tax preparer or as otherwise required by law. The Company may reveal the terms of this Agreement to its attorneys, accountants, financial advisors, managerial employees and any other employee whose action is needed to implement this Agreement, and any disclosure required by law or business necessity. Employee and the Company agree that in the event the terms of this Agreement are disclosed to the third parties as allowed or required herein, the third parties will be advised of the obligation to keep the terms of this Agreement confidential, and will obtain the third party's Agreement to abide by the terms of the confidentiality provisions set forth in this Agreement. In the event that Employee breaches the confidentiality of this Agreement, Employee understands that the Company shall h ave the right to pursue all


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appropriate legal and equitable relief, including, but unlimited to, attorneys'
fees and costs.

        5. Public Statement. Employee further agrees not to make derogatory or
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negative remarks or comments about the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, to any third parties, and not to otherwise defame the Company in any manner. In the event that Employee defames the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, employee understands that the Company shall have the right to pursue all appropriate legal and equitable relief, including but not limited to, attorneys fees and costs. Company agrees not to make derogatory or negative remarks or comments about Employee to any third parties, not to otherwise defame the Employee in any manner. In the event that the Company defames Employee, Company understands that the Employee shall have the right to pursue all appropriate legal and equitable relief, including but not limited to, attorneys' fees and costs.

        6. Ability to Revoke.
           -----------------

           (a) Employee acknowledges and agrees that (i) the Company, through this Section 7(a) has advised him in writing and encouraged him in writing to consult with an attorney, (ii) he will receive consideration under this Agreement to which he is otherwise not entitled, and (iii) he has been given a period of at least twenty one (21) days within which to consider this Agreement, including waiver of any ADEA and OWBPA age claims before voluntarily signing this Agreement.

           (b) Employee agrees and understands that he may revoke this Agreement within seven (7) days after signing the Agreement, and that the Agreement shall not become effective or enforceable until the revocation period has expired.

           (c) Any revocation of this Agreement must be made in writing and delivered by hand or certified mail to T. Richard Riney, Ventas, Inc., 4360 Brownsboro Road, Suite 105, Louisville, Kentucky 40207, before the expiration of the revocation period.

        7. Restrictive Covenants.
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           (a) For a period of 12 months from the Date of Termination, Employee shall not divulge, furnish, or make accessible to anyone any confidential knowledge or information about the Company's businesses or operations (except as required by law or order of court or other governmental agency) or any of the clients, patients, customers or suppliers of the Company or with respect to any other confidential aspect of the businesses of the Company. Employee's obligations under this Section 7(a)

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are in addition to, not in lieu of, any obligations he has under applicable law to protect the Company confidential information and trade secrets.

           (b) For a period of 12 months from the Date of Termination, Employee agrees that he will not, directly or indirectly or by action in concert with others, induce, solicit, or influence or seek to induce or influence any person who has been engaged as an employee, agent, independent contractor or otherwise by the Company and with whom Employee had contact during his employment by the Company, to terminate his or her relationship with the Company.

           (c) If the agreement set forth in this Section 8 would otherwise be determined to be invalid or unenforceable by a court of competent jurisdiction, the parties intend and agree that such court shall exercise its discretion in reforming the provisions of this Agreement to the end that Employee will be subject to restrictions which are reasonable under the circumstances and enforceable by the Company.

           (d) Employee understands and agrees that any violation of this Agreement will cause the Company irreparable harm which cannot adequately be compensated by an award of money damages. As a result, Employee agrees that, in addition to any other remedy the Company may have, a violation of this Agreement may be restrained by issuance of an injunction by any court of competent jurisdiction.

        8. Cooperation. Employee agrees that should the Company request
           -----------
Employee's cooperation in connection with litigation, government investigations or other administrative or legal proceeding, Employee shall cooperate fully with the Company or its designated agents. Employee further agrees to cooperate fully in disclosing to the Company or its designated agents, any information which Employee obtained during the course and scope of his employment with the Company, and to which other employees of the Company were not privy.

        9. Disputes. Any dispute or controversy arising under, out of, or in
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connection with this Agreement (other than a dispute or controversy under
Sections 4, 5 or 7) shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

       10. Attorney's Fees, Costs and Expenses. If any action at law or equity
           -----------------------------------
or any arbitration proceeding is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and expenses incurred, in addition to any other relief to which such party might be entitled.

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        11. Successors. This Agreement is personal to Employee and without the
            ----------
prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by, and shall be binding upon, Employee's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        12. Other Benefits. Employee hereby agrees that in consideration for the
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payments and benefits to be received under this Agreement, Employee waives any and all rights to any payments or benefits under any plans, programs, contracts or arrangements of the Company, the Employment Agreement between Employee and the Company, dated as of July 31, 1998 and the Change in Control Severance Agreement between the Employee and the Company.

        13. Withholding. all payments and stock issuances to be made to Employee
            -----------
hereunder will be subject to all applicable required withholding of taxes.

        14. No Mitigation. Employee shall have no duty to seek other employment
            -------------
and, should Employee actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such compensation.

        15. Execution by Employee. Employee will execute this Agreement and
            ---------------------
deliver the executed Agreement to T. Richard Riney, Ventas, Inc., 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207.

        16. Termination of Waiting Period. After receipt of the executed
            -----------------------------
Agreement by Employee, and after the expiration of this seven (7) day waiting period in Section 7(b) of this Agreement, the Company will execute the Agreement.

        17. Voluntary Action. Employee acknowledges that he has read and fully
            ----------------
understands all of the provisions of this Agreement and that he is entering into this Agreement freely and voluntarily.

        18. Notices. Any notice required or permitted to be given under this
            -------
Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation or receipt, addressed as follows:


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        If to Employee:
        Thomas T. Ladt
        4323 Camanche Trail
        Louisville, Kentucky 40207

        If to Company:
        Ventas, Inc.
        4360 Brownsboro Road
        Suite 150
        Louisville, KY 40207
        Attn: General Counsel

        19. Governing Law. This Agreement shall be governed by the laws of the
            -------------
Commonwealth of Kentucky.

        20. Waiver of Breach and Severability. The waiver by either party of a
            ---------------------------------
breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

        21. Entire Agreement; Amendment. This Agreement contains the entire
            ---------------------------
agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and a designated officer of the Company.

        22. Headings. The headings in this Agreement are for convenience only
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and shall not be used to interpret or construe its provisions.

        23. Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of March 5, 1999.

                                 VENTAS, INC.
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                                          By:
                                            ------------------------------------

                                          Title:
                                               ---------------------------------


                                          EMPLOYEE


                                         ---------------------------------------
                                         THOMAS T. LADT